Exhibit 3

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                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                   $2,000,000,000 6.375% Global Notes due 2013

                                 Terms Agreement

                                                                 January 9, 2003

Secretaria de Hacienda y Credito Publico
Direccion General de Credito Publico
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico D.F. 06000
Mexico

         Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement, dated December 28, 2001 (the "Selling Agency Agreement"), between the United Mexican States ("Mexico") and Chase Manhattan International Limited, Credit Suisse First Boston Corporation, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Salomon Smith Barney Inc., Salomon Brothers International Limited, UBS Warburg LLC and UBS AG, New York branch, acting through its business unit UBS Warburg, as agents (the "Agents"), and as modified by the terms and conditions hereof, each of the managers identified on Annex I hereto (the "Managers") severally and not jointly agrees to purchase, and Mexico agrees to sell to each of them, the principal amount set forth next to such Manager's name in Annex I hereto of 6.375% Global Notes due 2013 (the "Notes") of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the "Pricing Supplement"), at the Purchase Price set forth in the Pricing Supplement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:



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Closing Date and Time:                      10:00 a.m. (New York time) on
                                            January 16, 2003

Payment: The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price, plus accrued interest on the Notes, if any, from January 16, 2003, and less the discount referred to in the Pricing Supplement). Such payment shall be made in U.S. dollars in immediately available funds to an account designated by Mexico. Mexico will instruct the Managers to apply a portion of the Purchase Price of the Notes to pay for Mexico's purchase from the Managers of certain Brady Bonds, as described in the Pricing Supplement.

Place of Delivery of Notes:                 The Closing shall be held at the New
                                            York office of Cleary, Gottlieb,
                                            Steen & Hamilton.

Period during which additional
External Indebtedness may not
be sold pursuant to Section 4(r)
 of the Selling Agency Agreement:           None.

Force Majeure Provision:                             Section 9(b)(i) of the
                                            -------- Selling Agency Agreement

                                               X     Section 9(b)(ii) of the
                                            -------- Selling Agency Agreement

Stabilization:                              The joint lead managers (or in the
                                            United Kingdom, an affiliate of UBS
                                            Warburg LLC) may, to the extent
                                            permitted by applicable law,
                                            over-allot or effect transactions in
                                            the open market or otherwise in
                                            connection with the distribution of
                                            the Notes with a view to stabilizing
                                            or maintaining the market price of
                                            the Notes at levels other than those
                                            which might otherwise prevail in the
                                            open market, but in doing so the
                                            Managers shall act as principal and
                                            not as agent of Mexico. Such
                                            transactions, if commenced, may be
                                            discontinued at any time. As between
                                            Mexico and the Managers, any loss
                                            resulting from stabilization shall
                                            be borne, and any profit arising
                                            therefrom shall be retained, by the
                                            Managers.

Other Provisions:                           In connection with the purchase of
                                            the Notes by Bear, Stearns & Co.
                                            Inc. and Deutsche Bank Securities
                                            Inc., as principal, for resale
                                            pursuant to Section 2(b) of the
                                            Selling Agency Agreement, Mexico
                                            hereby appoints each of Bear,
                                            Stearns & Co. Inc. and Deutsche Bank
                                            Securities Inc. as an Additional
                                            Agent (as such term is defined in
                                            the Selling Agency Agreement) for
                                            the purpose of the transaction
                                            described herein.

         Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to "this Agreement" shall be deemed references to this Terms Agreement.

         THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.


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         This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                      J.P. MORGAN SECURITIES INC.

                                      By: /s/ Wendi Royal
                                          ---------------------------------
                                          Name:  Wendi Royal
                                          Title: Vice President


                                      UBS WARBURG LLC

                                      By:  /s/ Kevin Reynolds
                                          ---------------------------------
                                          Name:  Kevin Reynolds
                                          Title: Managing Director
                                                 Emerging  Markets Debt
                                                 Syndicate


                                      By: /s/ Patrick Dupont-Liot
                                          ---------------------------------
                                          Name:  Patrick Dupont-Liot
                                          Title: Associate Director



                                      BEAR, STEARNS & CO. INC.

                                      By: /s/ Jorge Cantonnet
                                          ---------------------------------
                                          Name: Jorge Cantonnet
                                          Title: Senior Managing Director


                                      DEUTSCHE BANK SECURITIES INC.

                                      By: /s/ Marcelo Blanco
                                          ---------------------------------
                                          Name:  Marcelo Blanco
                                          Title: Managing Director


                                      By: /s/ Alexander Severino
                                          ---------------------------------
                                          Name:  Alexander Severino
                                          Title: Managing Director



                                      LEHMAN BROTHERS INC.

                                      By: /s/ Martin Goldberg
                                          ---------------------------------
                                           Name:  Martin Goldberg
                                           Title: Senior Vice President
Accepted:

UNITED MEXICAN STATES


By:  /s/ Silvia Eugenia Rocha Torres
     -------------------------------
     Name:  Silvia Eugenia Rocha Torres
     Title: Deputy General Director of Legal Procedures of Credit of
            the Ministry of Finance and Public Credit


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                                                                         Annex I


                                                             Principal Amount of
Manager                                                    Notes to be Purchased
-------                                                    ---------------------

J.P. Morgan Securities Inc. .......................                 $900,000,000
UBS Warburg LLC....................................                  900,000,000
Bear, Stearns & Co. Inc. ..........................                   66,667,000
Deutsche Bank Securities Inc. .....................                   66,667,000
Lehman Brothers Inc. ..............................                   66,666,000
                                                                      ----------

Total..............................................               $2,000,000,000
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